UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 7, 2017
Date of Report (Date of Earliest Event Reported)

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TILLY’S, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-35535	45-2164791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
10 Whatney
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)
(949) 609-5599
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	(e) Compensatory Arrangements of Certain Officers.
On June 7, 2017, the Compensation Committee of the Board of Directors of Tilly's, Inc. (the "Company") approved a salary increase for Edmond Thomas, President and Chief Executive Officer of the Company, to $700,000 on an annual basis, from $600,000. Such increase was made effective retroactive to the start of the Company's fiscal year on January 29, 2017. No other changes were made to Mr. Thomas' compensation.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Company's 2017 annual meeting of its stockholders (the "Annual Meeting"), the Company’s stockholders voted on two proposals, as described below. Each of the proposals was described in detail in the Proxy Statement for the Annual Meeting. The vote totals noted below are final voting results from the Annual Meeting.
Proposal 1
The Company’s stockholders elected the following six directors for a term of office expiring at the Company’s 2018 annual meeting of its stockholders and until their successors are duly elected and qualified. There were no abstentions for Proposal 1.

Name	Votes For	Votes Withheld	Broker Non-Votes
Hezy Shaked	160,173,550	608,833	2,076,039
Edmond Thomas	160,382,312	400,071	2,076,039
Doug Collier	160,381,081	401,302	2,076,039
Seth Johnson	160,383,447	398,936	2,076,039
Janet Kerr	160,245,561	536,822	2,076,039
Bernard Zeichner	160,383,363	399,020	2,076,039
Proposal 2
The Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2018, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
162,812,652	40,916	4,854	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILLY’S, INC.

Date: June 7, 2017	By:	/s/ Michael L. Henry
	Name:	Michael L. Henry
	Title:	Chief Financial Officer, Corporate Secretary